UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (D) OF THE

SECURITIES EXCHANGE ACT OF 1934

May 6, 2013 (March 31, 2013)

Date of Report (Date of earliest event reported)

Petron Energy II, Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-160517	26-3121630
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17950 Preston Road, Suite 960

Dallas, Texas 75252

(Address of principal executive offices)

(972) 272-8190

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On March 31, 2013, Petron Energy II, Inc., a Nevada corporation (the “Company”) entered into a Credit Agreement (the “Agreement”) with an effective date of April 16, 2013, by and among Petron Energy II Pipeline, Inc., a Texas corporation (“Petron Pipeline”), Petron Energy II Well Service, Inc., a Texas corporation (“Petron Well Service”), and TCA Global Credit Master Fund, LP (“TCA”). The Company, Petron Pipeline and Petron Well Service are hereinafter collectively referred to as the “Borrowers.”

Pursuant to the Agreement and subject to its terms and conditions, TCA has agreed to extend revolving loans (the “Revolving Loans”) to Borrowers of up to Five Million Dollars ($5,000,000), at such times as Borrowers may request and for specific purposes set forth in the Agreement, in exchange for: (i) a perfected first priority security interest in and lien upon the Borrowers’ existing and after-acquired personal and real property; (ii) a Revolving Note in the principal amount of each Revolving Loan; (iii) asset monitoring fees, transaction advisory fees, due diligence fees and various other fees and costs; and (iv) the issuance of Three Million Three Hundred Thirty Three Thousand Three Hundred and Thirty Four (3,333,334) restricted shares of the common stock of the Company. The Agreement shall have an initial term of six (6) months with an option to renew for an additional six (6) months (the “Term”). The Loans shall bear interest at an annual rate of eleven percent (11%) and shall be repaid by Borrowers on or before the earlier of: (i) six (6) months from the date which the first Revolving Loan is initially funded; (ii) upon prepayment of the Revolving Note by Borrowers; or (iii) the occurrence of an event of default and acceleration of the Revolving Note pursuant to the Agreement.

The above description of the Agreement is intended as a summary only and is qualified in its entirety by the terms and conditions set forth therein, and may not contain all information that is of interest to the reader. For further information regarding the terms and conditions of the Agreement, this reference is made to such agreement, which is filed hereto as Exhibit 10.1, and is incorporated herein by this reference.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

The information set forth above in Item 1.01 of this Current Report on Form 8-K is incorporated herein by this reference.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

The information set forth above in Item 1.01 of this Current Report on Form 8-K is incorporated herein by this reference.

Exemption From Registration. The shares of Common Stock referenced herein are intended to be issued in reliance upon the exemption from securities registration afforded by the provisions of Section 4(2) of the Securities Act of 1933, as amended, (“Securities Act”), and/or Regulation D, as promulgated by the U.S. Securities and Exchange Commission under the Securities Act, based upon the following: (a) each of the persons to whom the shares of Common Stock were issued (each such person, an “Investor”) confirmed to the Company that it or he is an “accredited investor,” as defined in Rule 501 of Regulation D promulgated under the Securities Act and has such background, education and experience in financial and business matters as to be able to evaluate the merits and risks of an investment in the securities, (b) there was no public offering or general solicitation with respect to the offering of such shares, (c) each Investor was provided with certain disclosure materials and all other information requested with respect to the Company, (d) each Investor acknowledged that all securities being purchased were being purchased for investment intent and were “restricted securities” for purposes of the Securities Act, and agreed to transfer such securities only in a transaction registered under the Securities Act or exempt from registration under the Securities Act and (e) a legend has been, or will be, placed on the certificates representing each such security stating that it was restricted and could only be transferred if subsequently registered under the Securities Act or transferred in a transaction exempt from registration under the Securities Act.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

Exhibits

EXHIBIT NO.	DESCRIPTION
10.1	Credit Agreement by and among Petron Energy II, Inc., Petron Energy II Pipeline, Inc., Petron Energy II Well Service, Inc. and TCA Global Credit Master Fund, LP dated March 31, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: May 6, 2013

Petron Energy II, Inc.
By: /s/ Floyd L. Smith
Floyd L. Smith
Chief Executive Officer